UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date Earliest Event Reported): September 30, 2022

Singular Genomics Systems, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40443	81-2948451
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3010 Science Park Road

San Diego, CA 92121

(858) 333-7830

(Registrant’s address of principal executive offices

and telephone number, including area code)

N/A

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	OMIC	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 30, 2022, Singular Genomics Systems, Inc. (the “Company”) and Silicon Valley Bank (“SVB”) entered into a First Amendment (the “First Amendment”) to amend that certain Amended and Restated Loan and Security Agreement, by and between SVB and the Company, dated as of September 30, 2021 (the “Loan and Security Agreement”), under which SVB agreed to lend to the Company up to $35.5 million, to be made available in three tranches, subject to specified conditions.

The First Amendment extends the period for the Company to draw down the second tranche of $15.0 million (the “Second Tranche”) and the third tranche of $10.0 million (the “Third Tranche”) under the Loan and Security Agreement to the earlier to occur of (i) March 31, 2024 and (ii) the occurrence of an event of default under the Loan and Security Agreement, as amended, provided that in order for the Company to access the Second Tranche availability the Company must achieve a six-month trailing revenue hurdle.

The foregoing description of the material terms of the First Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the First Amendment, a copy of which, subject to any applicable confidential treatment, will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SINGULAR GENOMICS SYSTEMS, INC.

By:	/s/ Dalen Meeter
Dalen Meeter
Chief Financial Officer
Principal Financial Officer and Principal Accounting Officer

Date: October 4, 2022